UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1 /A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRAILERDRAGON, INC.
(Exact name of Registrant as specified in its charter)

Nevada	___________________	26-2477977
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1751 Chatterley Ln. Sparks, NV		89434
(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code : (702) 505-3235

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                              Accelerated filer |__|
Non-accelerated filer |__|                                                                Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock	3,750,000	$0.006	$22,500	$0.88

(1)	This price was arbitrarily determined by TrailerDragon, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

SUBJECT TO COMPLETION, Dated April 28, 2009

PROSPECTUS
TRAILERDRAGON, INC.
3,750,000
COMMON STOCK

The selling shareholders named in this prospectus are offering up to 3,750,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.006 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.006	None	$0.006
Total	$22,500	None	$22,500

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.006 per share until such time as the shares of our common stock are traded on the FINRA Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

We have received a going concern opinion from our independent auditor.  We have $27,394 in accumulated losses from our inception on May 1, 2008 to December 31, 2008.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors" starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is:  April 28, 2009

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
Because we have only recently commenced business operations, we face a high risk of business failure.	7
If we do not obtain additional financing, our business will fail.	7
Because we anticipate our operating expenses will increase prior to our earning significant revenues, we may never achieve profitability.	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
If we experience difficulties in introducing our new product and follow-on upgrades, we may experience negative publicity, loss of sales, a delay in market acceptance, or customer dissatisfaction.	8
If the implementation of our product proves difficult, costly or time-consuming, our customers could become dissatisfied.	8
If we do not compete effectively, we may experience material adverse effects on our operations.	8
If we are unable to develop brand recognition, we may be unable to generate significant revenues and our results of operations may be materially adversely affected.	9
If we are unable to respond to rapid technological change and improve our products and services, our business could be materially adversely affected.	9
If our product contains unknown defects, we could experience a loss of revenues, decreased market acceptance, and injury to our reputation.	9
If economic conditions affecting the lodging and tourism industry worsen, our business could be materially adversely affected.	10
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	10
Because our president, Ms. Bunker, currently owns 66.7% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Bunker are inconsistent with the best interests of other stockholders.	10
Because our president, Ms. Bunker, and certain of our shareholders have participated as investors or management in development stage companies that have generated no or minimal revenues that ultimately failed and engaged in reverse mergers with other entities, our current management and supporting shareholders may not have the business judgment to implement the steps needed to succeed on our stated business plan.	10
Risks Related To Legal Uncertainty	10
If we are unable to protect our intellectual property, we may lose valuable assets.	10
If we become subject to claims of intellectual property infringement, our business could be materially adversely affected.	11

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	11
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	12
Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.	12
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	13
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.	13
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	13
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	14
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	14
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Forward-Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	18
Description of Securities	19
Interest of Named Experts and Counsel	22
Description of Business	23
Description of Property	27
Legal Proceedings	28
Market for Common Equity and Related Stockholder Matters	28
Financial Statements	31
Management's Discussion and Analysis of Financial Condition and Result of Operation	32
Changes in and Disagreements with Accountants	35
Directors and Executive Officers	35
Executive Compensation	36
Security Ownership of Certain Beneficial Owners and Management	37
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	38
Certain Relationships and Related Transactions	39
Available Information	39
Dealer Prospectus Delivery Obligation	39

Summary

TrailerDragon, Inc.

The Company

We were incorporated as on May 1, 2008 in the State of Nevada for the purpose of providing advertising services to the film industry.

We are a development stage company and have not generated any revenues to date. As of December 31, 2008, we had $0 in current assets and $2,005 in current liabilities. Accordingly, we had a working capital deficit of $2,005 as of December 31, 2008. We have insufficient working capital to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Autumn Bunker and certain of our shareholders have been involved as shareholders of other companies that have generated no or minimal revenues and have engaged in reverse mergers. Additionally, one of our minority shareholders was an officer in a company that generated minimal revenues and engaged in a reverse merger.

We are not a "blank check company," as we do not have any plans or intentions to be acquired or to merge with an operating company.  Neither we nor our shareholders have plans to enter into a change of control or similar transaction or to change the management of the company.  Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our principal executive offices are located at 2521 E. Ambush, Suite A, Pahrump, NV 89048. Our phone number is (702) 335-4531.

Our fiscal year end is June 30.

The Offering

Securities Being Offered	Up to 3,750,000 shares of our common stock.
Offering Price
The offering price of the common stock is $0.006 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the FINRA over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale.  The offering price would thus be determined by market factors.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	3,750,000
Securities Issued and to be Issued
11,250,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Ms. Autumn Bunker, owns an aggregate of 66.7% of the common shares of our company and therefore has substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended June 30, 2008 (audited)	December 31, 2008 (unaudited)
Cash	$263	0
Total Assets	$951	4,611
Liabilities	$0	2,005
Total Stockholder’s Equity	$951	2,606
Statement of Operations	Inception (May 1, 2008) to June 30, 2008 (audited)	Three Months Ended December 31, 2008 (unaudited)	Six Months Ended December 31, 2008 (unaudited)	Inception (May 1, 2008) to December 31, 2008 (unaudited)
Revenue	$0	0	0	0
Net Loss for Reporting Period	$6,549	3,466	20,845	27,394

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

Because we have only recently commenced business operations, we face a high risk of business failure.

We have only recently begun development of our Products, and have not yet begun testing them.  Extensive testing and perfection of our Products has yet to occur, and we have not yet begun to market our Products to film production companies, video stores, or end users.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on May 1, 2008, and to date have been involved primarily in organizational and early planning activities.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

If we do not obtain additional financing, our business will fail.

We currently do not have any active operations and we have no income. Our business plan calls for expenses related to developing, testing, and marketing our Products, as well as other start-up costs. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing will be subject to a number of factors, including our ability to show strong early revenues and a growing rate of adoption of our film promotion Products in the market. These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

Because we anticipate our operating expenses will increase prior to our earning significant revenues, we may never achieve profitability.

Prior to our earning significant revenues, we anticipate that we will incur increased operating expenses.  We expect to incur continuing losses into the foreseeable future.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of December 31, 2008, we had no cash. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

If we experience difficulties in introducing our new product and follow-on upgrades, we may experience negative publicity, loss of sales, a delay in market acceptance, or customer dissatisfaction.

Our future financial performance depends on our successful and timely development, introduction and market acceptance of our new Products, together with additional upgrades and improvements. The lifecycle of our product is difficult to predict because the market for our Products is characterized by rapid technological change, changing customer needs and evolving industry standards. The introduction of products employing new technologies and emerging industry standards could render our product obsolete and unmarketable, or cause customers to defer orders for our product.

The size of a new customer’s initial order may be relatively small. In order to grow revenues, we will depend on sales of additional Products to our existing customers as well as sales of new Products to new customers. Therefore, it is important that our customers are satisfied with their initial Product purchases and that they believe that expanded use of the products they purchased will provide them with additional benefits.

If the implementation of our Products proves difficult, costly or time-consuming, our customers could become dissatisfied.

Our Products must integrate with many different marketing strategies held by our disparate customers. If this integration proves to be complex, time consuming or expensive, or causes delays in the deployment of our Products, customers may become dissatisfied with our Products, resulting in reduced sales, decreased revenues and damage to our reputation.

If we do not compete effectively, we may experience material adverse effects on our operations.

The market for movie trailer promotion is intensely competitive and we expect competition to increase in the future.  We will compete with large and small companies that provide products and services that are similar in some aspects to our products and services.  These companies may develop new technologies in the future that are perceived as more effective or cost efficient than the technologies developed by us.  Some of these companies also have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical and marketing resources than we do.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than we will.  In addition, they may have established or may establish financial or strategic relationships among themselves, with existing or potential customers, resellers or other third parties and rapidly acquire significant market share.  If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

If we are unable to develop brand recognition, we may be unable to generate significant revenues and our results of operations may be materially adversely affected.

To attract customers we may have to develop a brand identity and increase awareness of our technology and Products. To increase brand awareness, we expect to significantly increase our expenditures for marketing initiatives. However, these activities may not result in significant revenue and, even if they do, any revenue may not offset the expenses incurred in building brand recognition. Moreover, despite these efforts, we may not be able to increase awareness of our brand, which would have a material adverse effect on our results of operations.

If we are unable to respond to rapid technological change and improve our products and services, our business could be materially adversely affected.

The movie industry is characterized by technological advances, changes in customer requirements, and frequent new product introductions.  As a result, we must continually change and improve our Products in response to industry changes and requirements. The introduction of products embodying new technologies and the emergence of new industry standards may render existing products obsolete or unmarketable. Our future operating results will depend upon our ability to enhance our current product and to develop and introduce new products on a timely basis that address the increasingly sophisticated needs of our customers and that keep pace with technological developments, new competitive product offerings and emerging industry standards.  If we do not respond adequately to the need to develop and introduce new products or enhancements of our existing product in a timely manner in response to changing market conditions or customer requirements, our operating results may be materially diminished.

If our product contains unknown defects, we could experience a loss of revenues, decreased market acceptance, and injury to our reputation.

Technologically sophisticated products occasionally contain errors or defects, especially when they are first introduced or when new versions are released. We cannot be certain that our Kiosk or Site are currently or will be completely free of defects and errors. We could lose revenue as a result of product defects or errors, including defects contained in third-party products that enable our products to work. In addition, the discovery of a defect or error in a new version or product may result in the following consequences, among others:

•	delayed shipping of the product;

•	delay in or failure to ever achieve market acceptance;

•	diversion of development resources; and

•	damage to our reputation;

If we are unable to develop products that are free of defects or errors, our business, results of operations and financial condition could be harmed.

If economic conditions affecting the movie industry worsen, our business could be materially adversely affected.

Because our Products are designed for use by the movie industry for the display of trailers for promotion of their films, economic conditions affecting the movie industry in general may have a substantial effect on our customers’ willingness to invest in promotional products like ours. Consumer demand for entertainment is particularly sensitive to downturns in the economy. Changes in consumer preferences or discretionary consumer spending brought about by factors such as fears of war, future acts of terrorism, general economic conditions, disposable consumer income, fears of recession and changes in consumer confidence in the economy could reduce customer demand for entertainment.  A significant downturn in the movie industry could adversely affect our ability to successfully market and sell our new trailer promotion Products to film production companies, video stores, and end-users.

Because our president has only agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Ms. Bunker, our sole officer and director, devotes 15 to 20 hours per week to our business affairs. We do not have an employment agreement with Ms. Bunker, nor do we maintain a key man life insurance policy for her. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of Ms. Bunker, it is possible that she may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Ms. Bunker, currently owns 66.7% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Bunker are inconsistent with the best interests of other stockholders.

Ms. Bunker is our president, chief financial officer and sole director.  She currently owns 66.7% of the outstanding shares of our common stock.  Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Bunker may still differ from the interests of the other stockholders.

Because our president, Ms. Bunker, and certain of our shareholders have participated as investors or management in development stage companies that have generated no or minimal revenues that ultimately failed and engaged in reverse mergers with other entities, our current management and supporting shareholders may not have the business judgment to implement the steps needed to succeed on our stated business plan.

Ms. Bunker is our president, chief financial officer and sole director.  She, along with a few of our investors, have participated as management and shareholders of public companies that have ultimately failed and engaged in reverse mergers with other entities.  These failed companies generated no or little revenue and struggled to succeed on their stated business plans.  The past failure of these companies calls into question the business judgment of Ms. Bunker and shareholders that are supporting our company.  There can be no assurance that management currently working to pursue our stated business plan will succeed in doing so.  As such, an investment in our company involves a high degree of risk.

Risks Related To Legal Uncertainty

If we are unable to protect our intellectual property, we may lose valuable assets.

Our ability to compete will depend, in part, upon our proprietary Kiosk technology. We rely on trade secret and copyright laws to protect our intellectual property. Despite our efforts to protect our intellectual property, a third party could copy or otherwise obtain our technology or other proprietary information without authorization, or could develop technology competitive to ours. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology or duplicate our product.

We may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or know-how, or to determine their scope, validity or enforceability. Enforcing or defending our proprietary technology could be expensive, could cause the diversion of our resources, and may not prove successful. Our protective measures may prove inadequate to protect our proprietary rights, and any failure to enforce or protect our rights could cause us to lose a valuable asset.

If we become subject to claims of intellectual property infringement, our business could be materially adversely affected.

 The movie industry is characterized by the existence of a large number of patents, trademarks and copyrights, and by frequent litigation based upon allegations of infringement or other violations of intellectual property rights. We may be constrained by the intellectual property of others.  Any claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause product development or release delays or require us to enter into costly royalty or licensing agreements.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

You may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors may determine to authorize and issue shares of preferred stock in the future. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.006 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,750,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Rule 504 of Regulation D of the Securities Act of 1933, as amended, and completed on September 8, 2008.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of April 28, 2009 , including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 11,250,000 shares of common stock outstanding on April 28, 2009 .

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Mark Allison 7051 Ellis Avenue #18 Huntington Beach, CA 92648	125,000	125,000	0	0.00%
Mario Flores Brito 412 Merchant Street, #105 Sparks, NV 89431	125,000	125,000	0	0.00%
Andres Bravo Clemente 675 Apt. D Denlowe Drive Reno, NV 89512	125,000	125,000	0	0.00%
Daniel Devenport 1945 4th Street #52 Sparks, NV 89431	125,000	125,000	0	0.00%
Maurine Ericson 7520 Pahrah Sparks, NV 89436	125,000	125,000	0	0.00%
Freddy S. Gomez 2885 Kietzke Lane #88A Reno, NV 89502	125,000	125,000	0	0.00%
William Hess 315 Lake Street Reno, NV 89512	125,000	125,000	0	0.00%

Shalene Hulderson 1120 S. Sixshooter #2 Pahrump, NV 89048	125,000	125,000	0	0.00%
Lacey N. Ivy 1120 Sixshooter #2 Pahrump NV 89048	125,000	125,000	0	0.00%
Jason Jennings 210 18th Street, Apt. 1 Huntington Beach, CA 92648	125,000	125,000	0	0.00%
Joey Jennings 3101 W. Susan Avenue Pahrump, NV 89060	125,000	125,000	0	0.00%
Julie Jennings 3101 W. Susan Avenue Pahrump, NV 89060	125,0000	125,000	0	0.00%
Troy Jennings 3101 W. Susan Drive Pahrump, NV 89060	125,000	125,000	0	0.00%
Joan Napuel Jimenez 675 Apt. D Denlowe Drive Reno, NV 89512	125,000	125,000	0	0.00%
John Lucidi 3230 Joanita Street Pahrump, NV 89060	125,000	125,000	0	0.00%
Harold D Maggard 315 Record Street Reno, NV 89512	125,000	125,000	0	0.00%
Clemente Malga 480 Linden Street Reno, NV 89502	125,000	125,000	0	0.00%
Dany Dario MaRidaga 1805 Merchant Street, Apt. K Sparks, NV 89434	125,000	125,000	0	0.00%
German Vega Mejia 1435 Kirman Avenue Reno, NV 89502	125,000	125,000	0	0.00%
Charlie Nash 537 Sinclair Street	125,000	125,000	0	0.00%
Norman H.B. Nash, Jr. 1050 Wright Street Reno NV 89507	125,000	125,000	0	0.00%
Josh Paskuan P.O. Box 2112 Pahrump, NV 84048	125,000	125,000	0	0.00%
Juan Pereda 2481 S. Ambush Street Pahrump, NV 89048	125,000	125,000	0	0.00%

Diego Quiroz 420 Galetti Sparks, NV 89412	125,000	125,000	0	0.00%
Victor Rios 655 Praider Reno, NV 89512	125,000	125,000	0	0.00%
Daniel Louis Stewart 2730 Eastwind Street Pahrump, NV 89043	125,000	125,000	0	0.00%
Robert Super 350 Prestige Street Lemmon Valley, NV 89506	125,000	125,000	0	0.00%
Alicia Thomas 210 S. 18th Street #1 Huntington Beach, CA 92648	125,000	125,000	0	0.00%
Jeff Weist P.O. Box 9195 Pahrump, NV 89060	125,000	125,000	0	0.00%
Jaime Torres Zermino 665 Denslowe, Apt. B Reno, NV 89512	125,000	125,000	0	0.00%

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.006 per share until such time as the shares of our common stock become quoted on the FINRA Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

Presently, the selling shareholders cannot sell their common stock of our Company in accordance with new Rule 144 under the Securities Act because we are defined as a "shell company."

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000 shares of preferred stock, par value $0.001 per share.   As of April 28, 2009 , there were 11,250,000 shares of our common stock issued and outstanding.  Our shares are currently held by thirty-one (31) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the
State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC, Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Maddox Ungar Silberstein, PLLC has presented their report with respect to our audited financial statements.  The report of Maddox Ungar Silberstein, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Company Overview

We were incorporated on May 1, 2008, in the State of Nevada for the purpose of developing, manufacturing, and marketing video kiosks, specifically to show movie trailers in public locations in the United States.

Business of Company

We are engaged in the business of increasing the number of potential movie-goers who view trailers produced for new releases, straight to video productions, and theatrical releases that have been since released on DVD. We intend to do this by providing DVDs of trailers (our “TDVD”) to video store customers, posting trailers on our internet site (our “Site”), and by developing, manufacturing, and marketing video kiosks (our "Kiosks") to show trailers in public in an interactive fashion.

Our offices are located at 2521 E. Ambush, Suite A, Pahrump, NV 89048.

Movie Trailers

Trailers or previews are advertisements for films that will be exhibited in the future at a cinema.  The term "trailer" comes from their having originally been shown at the end of a film.  That practice did not last long, however, because patrons tended to leave the theater after the films ended.  Trailers are now shown before the film begins.  Trailers consist of a series of selected shots from the film being advertised. Since the purpose of the trailer is to attract an audience to the film, these excerpts are usually drawn from the most exciting, funny, or otherwise noteworthy parts of the film but in abbreviated form and without producing spoilers, or images that reveal too much of the movie’s plot and undermine its level of suspense. For this purpose, the scenes are not necessarily in the order in which they appear in the film. A trailer has to achieve this purpose in less than two and a half minutes, the maximum length allowed by theaters. Each studio or distributor is allowed to exceed this time limit once a year if they feel it is necessary for a particular film.  Trailers tell the story of a movie in a highly condensed fashion that must have maximum appeal. Movie marketing has become a large industry, and trailers have become highly polished pieces of advertising.

Movie Trailer Industry

According to a May 2004 article in the Wall Street Journal, theatrical trailers alone are about a $90 million-a-year industry.  The average cost for a trailer is $300,000, and a big-budget trailer can cost as much as $600,000. The dozen or so houses that make movie trailers are diverse, ranging from a shop such as Craig Murray's CM Productions, which employs over 100 people and produces big-budget trailers for big-budget movies, to Dan Gross's Grossmyth Co., which employs only Dan Gross, his wife and a handful of free-lancers, and caters to smaller, adult-oriented movies.

Currently, studios often spend millions of dollars printing their trailers and shipping them to movie theatres around the country. If they prepare multiple versions of a trailer (for instance, DreamWorks issued special spoof trailers for Chicken Run designed to run with the films Gladiator and MI-2), they can request, but not require, that projectionists attach their trailers to the appropriate films.

Advertising on television is also uncertain in its ability to reach a targeted audience, and it is very expensive. When Sony started the teaser campaign for its blockbuster Spider-Man 3, the company spent about $200,000 for a 30-second spot during the television show Heroes and more than $600,000 for a place on American Idol. Despite the high cost of these advertisements for the first big film of that summer, there was no way Sony executives could guarantee that most of the targeted TV viewers saw their carefully constructed trailers for the film.

In recent years, the internet has proven a more successful method of reaching a targeted audience for movie trailers.  Internet users can search and easily find trailers for movies that they are interested in.  This process is supported by hundreds of sites that link to the material, promote it and rate it. Bloggers write about the clips, and individuals send links to their friends.

Our Products

The rising demand for effective mediums to show movie trailers and reach potential movie viewers in the United States in conjunction with the rising costs and often unreliable results of showing trailers on television and as previews in theaters have resulted in what we anticipate will be a highly receptive potential market for our Product.  The success of movie trailer viewing on the internet indicates that the public prefers viewing methods that provide them control and a variety of options that enhance their viewing experience.

We intend to develop three products to meet the demands of the public as well as the advertising needs of the movie industry:

We intend to produce a new TDVD each month, offering customers a monthly review of 10 to 15 movie trailers, including new releases, independent films, and films on video.  The trailers of these selected films will be available on one DVD at store counters of participating video stores and mailed directly to the most active 20% of the customer base of each video store.  We have not yet determined the level of revenue we expect to generate through our TDVD distribution efforts.

We are also in the process of developing our Site.  This interactive website will allow the public to view thousands of movie trailers with the option to purchase films, which have already been released to video.  This site will include commentary and will have minimal restrictions for independent filmmakers to submit their own films to the site.

We are in the process of developing a Kiosk specifically for the purpose of viewing movie trailers in the United States.  We intend to generate revenue by charging movie production companies to have their trailers shown on our Kiosks.  We have not determined whether his payment will be charged as a flat-rate monthly fee or a per-viewing fee.  The Kiosks will look similar in structure to automated teller machines but with a larger and enhanced flat screen and DVD player. The machine will also include a speaker and a choice panel with buttons used to select from a wide variety of current and upcoming movie trailers. The base of the machine will be cement-mounted to secure it to the ground and prevent theft.  The Kiosk will be placed in businesses that offer plenty of foot traffic, and they will be situated in areas of each business where they will be most likely to be noticed and used.

Our Kiosk is similar to the internet in that it provides user control and an array of selections. This control and range of options in trailer viewing enables the public to choose what they are interested in and want to view, which may, in turn, influence them to see the movie. Our Kiosk, however, differs from the internet in that it does not require internet access, and is consequently available to a broader audience, including a demographic that might not be reached by the internet. We feel that our Kiosk is ideal for movie production companies who are seeking to reach targeted audiences to promote their upcoming movies. Showing trailers as previews and as television ads will always miss a segment of a studio’s targeted audience. Our Kiosk allows a venue for studios to reach those individuals with their trailers.

We intend to position our Kiosks in public areas and sell promotional space on our Kiosks whereby movie production companies can pay to show their movie trailers where they can be viewed by the public. Such a product will allow movie production companies to effectively and economically advertise to a broad audience without the high costs and uncertainties of advertising on television or as a preview in movie theaters. We are currently in the process of designing and developing our Kiosk prototype, and we are continually refining this prototype through research and market studies, testing our Kiosk’s level of user-friendliness and value as a promotional device. When we are satisfied that our Kiosk will compete successfully for advertising dollars from movie production companies, we will begin the manufacture and distribution of the Kiosks to businesses such as movie theaters, grocery stores, and malls, and we will begin to sell promotional space on our Kiosks to movie production companies for their trailers to be viewed by the public.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell promotional time on similar machines to movie production companies. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•
In 2005, 20th Century Fox signed a deal with Loews Cineplex Entertainment to distribute movie trailers, ring tones and pictures through kiosks in three Loews theaters, in New York, Los Angeles and San Francisco.  The promotional material can be picked up by anyone with a cell phone equipped to handle Bluetooth, a form of short-range wireless transmission.  Downloading a full-length movie trailer from the kiosk takes about 30 seconds, and there is no fee from the phone's service provider.  The Fox promotion is limited by the number of Bluetooth-compatible phones in service and by proximity requirements.

•
DVDPlay, Inc. is the leading operator of DVD rental kiosks that provide customers with the convenience of renting a DVD in locations where they shop for other products.  The DVDPlay kiosks are installed in supermarkets and high-traffic retail locations throughout North America. The kiosks feature patent-pending software that enables dynamic pricing, promotion, inventory management, advertising, and movie trailer insertions while capturing key business metrics. Each credit-card-enabled kiosk features an inventory of over 500 DVDs that is updated every week with the latest releases, and customers are able to rent DVDs through an interface resembling an online checkout in less than 60 seconds. DVDPlay kiosks meet all federal and state regulations including the Federal Communications Commission (“FCC”) and the Americans with Disabilities Act (“ADA”) certification.

•
Video-rental store Blockbuster has begun testing in-store kiosks that allow consumers to download movies onto their portable devices.  Currently, the movies are only available to users of media players made by Archos, but Blockbuster CEO James Keyes says he hopes to eventually sign deals with more electronics companies. The kiosks could also soon be placed in locations outside Blockbuster stores, such as airport terminals.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final prototype for our Kiosk, we intend to file a patent on its unique design. We will file for patent pending status as we design and develop a blueprint for our first kiosk. We will apply for patent protection and/or copyright protection in the United States for our Kiosk, our Site design, and other intellectual property, which we consider to be valuable.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

We expect to expend approximately $5,200 on legal fees associated with our intellectual property protection over the next twelve months.

Regulatory Matters

We do not anticipate having to expend significant resources to comply with any governmental regulations of the movie trailer industry. We will expend any necessary resources to comply with FCC, and ADA regulations.  We will also comply with the Motion Picture Association of America (“MPAA”) ratings regulations.

We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in the United States are not subject to special regulatory and/or supervisory requirements.

Employees

We have no other employees other than our sole officer and director, Autumn Bunker. Ms. Bunker is our President, CEO, CFO, and sole member of the Board of Directors. We intend to pay her a total salary of $5,000 over the next twelve months for her services as our sole executive officer, although we retain the right to increase or withhold her salary at our discretion.  Ms. Bunker oversees all responsibilities in the areas of corporate administration, product development, and marketing. As our planned operations commence and as we begin to generate revenues, we may expand our current management in the future to retain skilled directors, officers, and employees with experience relevant to our business focus.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 1751 Chatterly Ln. Sparks, NV 89434. Our space is provided by our President and CEO without charge at this time.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

New Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Penny Stock Regulation

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty one (31) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

F-1	Balance Sheets as of December 31, 2008 (unaudited) and June 30, 2008 (audited)
F-2	Statement of Operations for the Six Months Ended December 31, 2008 and Period from May 1, 2008 (Inception) to December 31, 2008
F-3	Statement of Stockholder’s Equity for the Period from May 1, 2008 (Inception) to December 31, 2008
F-4	Statement of Cash Flows for the Six Months Ended December 31, 2008 and Period from May 1, 2008 (Inception) to December 31, 2008
F-5	Notes to Financial Statements

Audited Financial Statements:

F-8	Report of Independent Registered Public Accounting Firm;
F-9	Balance Sheet as of June 30, 2008;
F-10	Statement of Operations for the Period from May 1, 2008 (date of inception) to June 30, 2008;
F-11	Statement of Stockholders’ Equity as of June 30, 2008
F-12	Statement of Cash Flows for the Period from May 1, 2008 (date of inception) to June 30, 2008;
F-13	Notes to Financial Statements;

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of December 31 and June 30, 2008

	December 31, 2008 (unaudited)	June 30, 2008 (audited)
ASSETS
Current assets
Cash	$-	$263
Total current assets	-	263

Property and equipment – Note 3	4,611	688

TOTAL ASSETS	$4,611	$951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdraft	$255	$-0-
Accounts payable and accrued liabilities	1,750	-0-

TOTAL LIABILITIES	2,005	-0-

STOCKHOLDERS’ EQUITY - Note 4
Authorized: 10,000 Preferred shares, $.001 par value per share, 90,000,000 shares common shares, $.001 par value per share
Common shares issued and outstanding – 11,250,000 ( June 30-7,500,000)	11,250	7,500
Additional paid in capital	18,750	-0-
Deficit accumulated during the development stage	(27,394)	(6,549)
Total stockholders’ equity	2,606	951

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,611	$951

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
For the three and six months ended December 31, 2008
Period from May 1, 2008 (Inception) to December 31, 2008

	Three Months Ended December 31, 2008	Six Months Ended December 31, 2008	Period from May 1, 2008 (Inception) to December 31, 2008

Revenues	$0-	0-	0-

General and administrative expenses:
Marketing	-0-	1,500	1,500
Professional fees	1,750	2,225	7,225
Depreciation	257	514	526
Bank charges and interest	216	418	494
Management compensation	-0-	3,971	3,971
Office and miscellaneous	1,243	2,550	2,596
Product development	-0-	7,233	7,233
Travel and entertainment	-0-	2,434	3,849
Total general and administrative	3,466	20,845	27,394

Net loss	$(3,466)	(20,845)	(27,394)

Net loss per share: Basic and diluted	$0.00	0.00

Weighted average shares outstanding: Basic and diluted	11,250,000	10,000,000

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S EQUITY (unaudited)
Period from May 1, 2008 (Inception) to December 31, 2008

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	7,500,000	$7,500	$-0-	$-0-	$7,500
Net loss for the period	-	-	-0-	(6,549)	(6,549)
Balance, June 30, 2008	7,500,000	7,500	-0-	(6,549)	951
Issuance of common stock for cash @$.006	3,750,000	3,750	18,750	-0-	22,500
Net loss for the period	-	-	-0-	(20,845)	(20,845)
Balance, December 31, 2008	11,250,000	$11,250	$18,750	$(27,394)	$2,606

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
For the six months ended December 31, 2008
 Period from May 1, 2008 (Inception) to December 31, 2008

	Six Months Ended December 31, 2008	Period from May 1, 2008 (Inception) to December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,845)	(27,394)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	514	526
Change in working capital items related to operations
Accounts payable and accrued liabilities	1,750	1,750
CASH FLOWS USED IN OPERATING ACTIVITIES	(18,581)	(25,118)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,437)	(5,137)
CASH FLOWS USED IN INVESTING ACTIVITIES	(4,437)	(5,137)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	22,500	30,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	22,500	30,000

NET INCREASE (DECREASE) IN CASH	(518)	(255)
Cash, beginning of period	263	-0-
Bank indebtedness, end of period	$(255)	(255)

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	-0-
Income taxes paid	$-0-	-0-

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2008

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of TrailerDragon, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s registration statement filed with the SEC on Form S-1.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business
TrailerDragon, Inc.  (“TrailerDragon”) was incorporated in the State of Nevada on May 1, 2008.  TrailerDragon is a development stage company located in Nevada for the purpose of developing, manufacturing, and marketing video kiosks, specifically to show movie trailers in public locations in the United States.

Property and Equipment
The Company’s capital asset has been capitalized and is being depreciated over its estimated useful life on a straight line basis over a five year period.

Cash and Cash Equivalents
For the purposes of presenting cash flows, TrailerDragon considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Comprehensive Income
The Company has adopted SFAS 130 “Reporting Comprehensive Income” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.  The Company has not had any significant transactions that are required to be reported in other comprehensive income.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2008

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements
TrailerDragon does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2008:

2008

Camera equipment	$5,137
Less: Accumulated depreciation	(526)
$4,611

The camera equipment asset is being depreciated on a straight-line basis over its estimated useful life of five years.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2008

NOTE 4 – COMMON STOCK

At inception, TrailerDragon issued 7,500,000 shares of stock for $7,500 cash.

During the period ended December 31, 2008, TrailerDragon issued 3,750,000 shares of stock for $22,500 cash.

NOTE 5 – INCOME TAXES

For the periods ended December 31, 2008, TrailerDragon has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $27,400 at December 31, 2008, and will expire beginning in the year 2028.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2008
Deferred tax asset attributable to:
Net operating loss carryover	$9,300
Valuation allowance	(9,300)
Net deferred tax asset	$-

NOTE 6 – COMMITMENTS

TrailerDragon neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – LIQUIDITY AND GOING CONCERN

The Company has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
TrailerDragon, Inc.
Pahrump, Nevada

We have audited the accompanying balance sheet of TrailerDragon, Inc. (a development stage company) as of June 30, 2008 and the related statements of operations, stockholder’s equity and cash flows for the period from May 1, 2008 (date of inception) to June 30, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TrailerDragon, Inc. as of June 30, 2008, and the results of its operations and its cash flows for the period from May 1, 2008 (date of inception) to June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
July 25, 2008

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of June 30, 2008

ASSETS
Current assets
Cash	$263
Total current assets	263

Property and equipment – Note 2	688

TOTAL ASSETS	$951

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$-0-

TOTAL LIABILITIES	-0-

STOCKHOLDER’S EQUITY: - Note 4
Authorized: 10,000 Preferred shares, $.001 par value per share, 90,000,000 shares common shares, $.001 par value per share
Common shares issued and outstanding – 7,500,000	7,500
Deficit accumulated during the development stage	(6,549)
Total stockholder’s equity	951

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$951

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
Period from May 1, 2008 (Inception) to June 30, 2008

Period from May 1, 2008 (Inception) to June 30, 2008

Revenues	$0-

General and administrative expenses:
Professional fees	5,000
Depreciation	12
Bank charges and interest	76
Office and miscellaneous	46
Travel	1,415
Total general and administrative	6,549

Net loss	$(6,549)

Net loss per share: Basic and diluted	$0.00

Weighted average shares outstanding: Basic and diluted	7,500,000

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S EQUITY
Period from May 1, 2008 (Inception) to June 30, 2008

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	7,500,000	$7,500	$-0-	$-0-	$7,500
Net loss for the period	- -	-	-0-	(6,549)	(6,549)
Balance, June 30, 2008	7,500,000	$7,500	$-0-	$(6,549)	$951

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
 Period from May 1, 2008 (Inception) to June 30, 2008

Period from May 1, 2008 (Inception) to June 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,549)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	12
CASH FLOWS USED IN OPERATING ACTIVITIES	(6,537)

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of property and equipment	(700)
CASH FLOWS USED IN INVESTING ACTIVITIES	(700)

CASH FLOWS FROM FINANCING ACTIVITY
Proceeds from sales of common stock	7,500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	7,500

NET INCREASE IN CASH	263
Cash, beginning of period	-0-
Cash, end of period	$263

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-

See accompanying notes to financial statements.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2008

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business
TrailerDragon, Inc.  (“TrailerDragon”) was incorporated in the State of Nevada on May 1, 2008.  TrailerDragon is a development stage company located in Nevada for the purpose of developing, manufacturing, and marketing video kiosks, specifically to show movie trailers in public locations in the United States.

Property and Equipment
The Company’s capital asset has been capitalized and is being depreciated over its estimated useful life on a straight line basis over a five year period.

Cash and Cash Equivalents
For the purposes of presenting cash flows, TrailerDragon considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Comprehensive Income
The Company has adopted SFAS 130 “Reporting Comprehensive Income” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.  The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2008

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Basic loss per share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements
TrailerDragon does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2008:

Camera equipment	$700
Less: Accumulated depreciation	(12)
$688

The capital asset is being depreciated on a straight-line basis over its estimated useful life of five years.

NOTE 3 – INCOME TAXES

For the period ended June 30, 2008, TrailerDragon has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $6,549 at June 30, 2008, and will begin to expire in the year 2028.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2007
Deferred tax asset attributable to:
Net operating loss carryover	$2,227
Valuation allowance	(2,227)
Net deferred tax asset	$-

TRAILERDRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2008

NOTE 4 – COMMON STOCK

At inception, TrailerDragon issued 7,500,000 shares of stock for $7,500 cash.

NOTE 5 – COMMITMENTS

TrailerDragon neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – LIQUIDITY AND GOING CONCERN

The Company has limited working capital and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Management's Discussion and Analysis of Financial Condition and Results of Operation

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this registration statement that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We intend to continue the development and refinement of our Products over the next twelve months. We will focus on methods for producing the best TDVDs effectively, developing our Site and finding the best content available for it, and improving the quality and effectiveness of our Kiosk to increase its appeal to the public, movie production companies, and the businesses where the kiosks will be installed.

When we feel our Products have reached a point of development whereby they will compete successfully in the marketplace in promoting movie trailers, we intend to make our Site available to the public, produce TDVDs, and seek suitable manufacturing for our Kiosk.

TDVDs

The initial plan for development was to complete a prototype DVD compiled of 10 to 15 trailers with a small production theme that introduced the films (designed for DVD mailing memberships, i.e., Netflix, Blockbuster etc).  We have been in the grueling process of collecting over 3,000 movie trailers from a variety of host production companies.  These trailers are being logged and stored for use. This process included the following:

▪	researching the organizational structure of production companies to determine rights and ownership of each film;
▪
contacting the production companies by repeated calls into their bureaucracy to locate and coordinate with the appropriate representative with authority to allow use of specific trailers (each specific trailer must be permitted individually despite mutual ownership of several trailers);

▪	finding methods to extract similar formats amongst the various trailers used; and
▪	making sure the compressed movie trailer is sent to us in a compatible format that is consistent with the sound and audio clarity as other trailers being used.

To develop a theme for the compilation, we actually scripted out a few presentations and began pre-production for location, wardrobe and talent.  In the planning stages of production, we decided to hold off on theme development over budgetary concerns of paying talent, crew, and post-production expenses.  The better and more cost effective approach at the time was to initiate an alternative sequence, which was to create a sample compilation of 50 to 60 trailers and interpose “Trailer Dragon, Inc.” text and graphics between the trailers (designed for video store rental promotion).  After only a few minor setbacks this first compilation was complete on August 20, 2008.  This was an exciting moment as the first tangible product of TrailerDragon, Inc. was a reality.  The project entailed preparing which film trailers to use, determining legal right of use and access to copies of those trailers.  Christopher Keefe, a Final Cut Pro editor in Huntington Beach, California, assisted the Company format the trailers so that the sound, color and size of screen were all consistent with each other.  He also created a simple text graphic that was spliced between each trailer reading “TrailerDragon.”  This compilation was carefully organized and includes a variety of drama, comedy, sci-fi, children and action films. We were able to acquire Mr. Keefe’s services for under $1,000 to date.  We plan to continue using his services for future compilations, but will need more money to do so.

Before completion, we prearranged to have the compilation introduced at the Hollywood video store in Pahrump, Nevada.  After agreeing to display the sample, management reneged and requested time for their corporate offices to approve.  In July 2008, we discovered that Blockbuster and Hollywood Video only recently began to provide their stores with a new release compilation of trailers in a production format to be viewed for promotion.  After visiting a number of various Blockbuster and Hollywood locations in Nevada and California, we discovered that it was individual store policy whether to use this corporate service.  Most of the managers of these stores thought that our compilation would be a useful product and of interest at the corporate level.  We have not yet discussed the matter on the corporate level, so we had planned to have the sample pre-viewed at 3 different independently owned video stores on November 1, 2008, with each location agreeing to provide the Company with a record of rental and sales of those films promoted in those stores. The holidays made the test run less realistic, so we have decided to wait until a more consistent time of rentals would be achieved.  We also wanted to customize the current compilation to advertise films that are available for rent or sale specific to each store.  Some of the films currently on the compilation do not match up to availability at some of the stores. We therefore decided to customize each DVD to suit each store.  We plan to have our samples in the 3 video stores by the end of March.  These stores include: Book Gallery 1203 N. Rock Bl, Sparks, NV; Video Maniacs 3340 S. McCarran Bl, Reno, NV; and The Video King 1002 S. Wells Ave, Reno, NV.

We plan to use the information derived from the independent stores for a proposal to other independently owned video stores nationwide and to the corporate teams of BlockBuster and Hollywood Video.

Website Development

To further our plan to develop a website, we plan to dedicate funds to the creative portion of our website design.  We are currently working on the layout of the site with a graphic designer in Reno.  Joe Gil of Los Angeles, California will provide the technical support and programs necessary to launch the site, which we hope will occur in mid 2009.

Kiosk Development

To further our plans for the development of a kiosk, we met with the National Association of Theatre Owners on the actual pre-patented trailer box.  The National Association of Theatre Owners is the largest exhibition trade organization in the world, representing more than 29,000 movie screens in all 50 states, and additional cinemas in 50 countries worldwide. The reaction was positive and we have 3 different theatre locations where we have been permitted to give a trial with a prototype for the demand for this service in the latter months of 2009.  These locations include: Ironwood Stadium Cinema 8 1760 Hwy 395, Minden, NV; Cine-3 Theatres 4001 S. Virginia, Reno, NV; and Grand Cinema 2500 E. 2nd St. Reno, NV.  We are working to alter the design of the TrailerDragon box to be more easily managed and accessible at theatre entrances.  However, we cannot move forward on this project until additional funds are acquired.

Locate Suitable Manufacturing

We do not currently have any manufacturing facilities. Our management has contacted several manufacturers in the United States, which we feel could adequately produce our Kiosk, and has begun negotiations for the manufacture of our Kiosk on a contract basis. We are currently negotiating price, payment, customer guarantee, shipping, inventory, delivery schedule, and returns. We plan to pursue this further upon the final development and commercialization of our Kiosk. We do not anticipate renting a warehouse at this stage of our business. The manufacturer that will work with us will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our Kiosk are available in the public marketplace. We will contract with the manufacturer to produce our Kiosk for us at pre-negotiated prices. Typically the order will be shipped within five business days after we place the order.

Sales and Distribution Strategy

Our goal is for our TDVD’s, our Site, and our Kiosks to become significant factors in the movie promotions industry in the United States. In order to achieve our goal, we intend to increase awareness of our Products with potential customers, who we anticipate will be movie production companies and video stores. We intend to do this by engaging in the following:

•
Retaining consultants experienced in the movie industry. We intend to retain OceanSize Marketing Consultants, a movie industry consulting firm, which has indicated that they can help us establish relationships with video companies such as Netflix, BlockBuster Video, and Hollywood Video, as well as film production companies such as Orion, Miramax, Dreamworks, Warner Brothers, Disney, Independent Film Channel, Colombus 81, Metro-Goldwyn-Mayer, Lighthouse and a further list of other prominent production companies. We anticipate that we will spend $20,000 in consulting fees to retain and utilize the services of OceanSize Marketing Consultants.

•
Attending national and regional film and trailer industry promotional events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote movie-related products. We plan to attend a number of events attended by movie producers and production company representatives in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences, which are heavily attended by movie producers and production company representatives in order to further expose our Products. We specifically intend to make presentations to the National Association of Theatre Owners conventions in Colorado, Florida, and Nevada. We expect to spend approximately $12,500 in trade shows and promotions over the next twelve months.

•
Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product.

On July 25th, 2008, management and a few investors hosted a networking party where the Company was able to meet with graphic designers, editors, spokesperson talent, writers and independent film makers.  Of those in attendance were James Marcellino, former President of Jack 9 Entertainment, Nick Gullo, an entertainment lawyer, Dan Clancy, a graphic designer for Jack 9 Entertainment, Joe Gil, a network supporter and producer of various films, Kevin Campbell, an independent film production agent, and others that are directly involved with the industry.  At this party, we were able to gather valuable resources and information without having to spend a lot of time and money.   We hope to continue these types of networking activities to further promote our Products without significant cost over the next 12 months.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management and consultants to sell our Products and services to both the movie industry, video store owners, other retailers, and end consumers. As our Product approaches the manufacturing stage, however, we plan to employ sales representatives in the United States to promote and sell our Products to movie production companies. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. We also expect to pay approximately $12,000 in distribution costs over the next twelve months in order to ensure that our Products reach the end users.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Three and Six Months Ended December 31, 2008 and Period from May 1, 2008 (Date of Inception) until December 31, 2008

We generated no revenue for the period from May 1, 2008 (Date of Inception) until December 31, 2008.  We recorded operating expenses of $3,466 for the three months ended December 31, 2008 and $20,845 for the six months ended December 31, 2008.  We recorded operating expenses of $27,394 for the period from May 1, 2008 (Inception) until December 31, 2008.

Our operating expenses for the three months ended December 31, 2008 consisted mainly of professional fees of $1,750 and office and miscellaneous expenses of $1,243.  Our operating expenses for the six months ended December 31, 2008 consisted mainly of product development expenses in the amount of $7,233 to pay consultants and the development of our trailer compilation and website, management compensation in the amount of $3,971, office and miscellaneous expenses of $2,550,  travel and entertainment of $2,434, and professional fees in the amount of $2,225.  Our operating expenses for the period from May 1, 2008 (Inception) until December 31, 2008 consisted mainly of product development expenses in the amount of $7,233 to pay consultants and the development of our trailer compilation and website, management compensation in the amount of $3,971, office and miscellaneous expenses of $2,596, travel and entertainment of $3,849, and professional fees in the amount of $7,225.

We recorded a net loss of $3,466 for the three months ended December 31, 2008, $20,845 for the six months ended December 31, 2008 and $27,394 for the period from May 1, 2008 (Date of Inception) to December 31, 2008.

Results of Operations for the Period from May 1, 2008 (Date of Inception) until June 30, 2008

We generated no revenue for the period from May 1, 2008 (Date of Inception) until June 30, 2008.  We recorded operating expenses of $6,549 from May 1, 2008 (Date of Inception) until June 30, 2008, which consisted mainly of professional fees in the amount of $5,000, and travel expenses in the amount of $1,415. We expect that our operating expenses will increase as we undertake our plan of operations.  We recorded a net loss of $6,549 for the period from May 1, 2008 (Date of Inception) to June 30, 2008.

Liquidity and Capital Resources

As of December 31, 2008, we had no current assets and $2,005 in current liabilities.  Accordingly, we had a working capital deficit of $2,005 as of December 31, 2008.

Operating activities used $25,118 for the period from May 1, 2008 (Date of Inception) until December 31, 2008. Our net loss of $27,394 was the major component of our negative operating cash flow offset by $1,750 in accounts payable and $526 in depreciation.  Cash flows used in investing activities amounted to $5,136 for the period from May 1, 2008 (Inception) until December 31, 2008 consisting of the purchase of property and equipment.  Financing Activities during the period from May 1, 2008 (Date of Inception) until December 31, 2008, generated $30,000 in cash.

To date, we have spent roughly $19,000 in implementing our business plan. These funds were acquired in connection with the sale of our common stock to our current shareholders. Notwithstanding, we have taken active steps to acquire services to implement our plan of operation without cost.  Several friends of management have agreed to provide their services free of charge for web concepts, legal consultation, marketing, equipment, office supplies, and film production services. Where available, we plan to continue to use these resources to help achieve our business plan with no to little cost.  As outlined above, however, we expect to spend approximately $87,700 to implement our business plan over the coming year, including professional fees, consulting fees, lease, utilities, salaries, and trade shows and promotions. This includes anticipated professional services expenses of approximately $15,000 for auditing, accounting and legal services.

As of December 31, 2008, we had no cash.  The success of our business plan therefore depends on raising additional funds.  Our ability to operate beyond the next 12 months is contingent upon us obtaining additional financing and/or upon realizing significant revenues during the current fiscal year. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

The Company has limited working capital and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Off Balance Sheet Arrangements

As of December 31, 2008, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of June 30, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held
Autumn Bunker	25	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Autumn Bunker is our sole officer and director.  From January 2002 to December 2003, Ms. Bunker worked at T-Mobile Cellular Phone as an Assistant Manager.  From January 2004 to January 2005, she worked at Terrible’s Town Casino as the General Managerʼs Executive Assistant.  From March 2005 to Present, she works at Coldwell Banker Commercial Real Estate as a Broker Assistant (Independent/Part-time).  From January 2008 to Present, she works at the Pahrump Nugget Hotel and Casino as a waitress.

Because of Ms. Bunker’s other work responsibilities, she is only able to devote 15 to 20 hours per week to our business affairs.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers for the period from May 1, 2008 through its first fiscal year ended June 30, 2008.

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Autumn Bunker, President, CEO, CFO, and director	2008	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer has not yet received any compensation from the Company for her service as an officer of the Company. We anticipate that she will receive approximately $5,000 for her services over the next twelve months.  As of December 31, 2008, she has received a total of $3,971 in management compensation for her services.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Autumn Bunker	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Autumn Bunker	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 28, 2009 , the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 11,250,000 shares of common stock issued and outstanding on April 28, 2009 .

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Autumn Bunker 2521 E. Ambush, Suite A Pahrump, NV 89048	7,500,000	66.7%
Common	Total all executive officers and directors	7,500,000	66.7%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan and have not issued any options

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us:

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$0.88
Federal Taxes	$0
State Taxes and Fee	$100
Listing Fees	$0
Printing and Engraving Fees	$250
Transfer Agent Fees	$1,000
Accounting fees and expenses	$1,500
Legal fees and expenses	$3,000

Total	$8,100.88

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue of 7,500,000 shares of common stock on May 2, 2008 to Autumn Bunker, our president, CEO, CFO, and sole director. Ms. Bunker acquired these shares in exchange for $7,500 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

On September 8, 2008, we closed a private offering of 3,750,000 shares of our common stock at $0.006 per share to thirty persons for total proceeds of $22,500.  The offering was exempt pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended.  We raised less than $1,000,000 in a twelve month period, were not a reporting company or blank check company at the time of the offering, and we sold to only those with whom Ms. Bunker had a preexisting and substantive relationship with. We did not engage in any general solicitation of advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment (1)
3.3	By-laws (1)
5.1	Opinion of David S. Jennings, Esq., with consent to use (3)
23.1	Consent of Maddox Ungar Silberstein, PLLC, Independent Registered Public Accounting Firm
99.1	Form of Subscription Agreement (2)

(1) Filed previously with the Securities and Exchange Commission on Form S-1 on September 19, 2008
(2) Filed previously with the Securities and Exchange Commission on Form S-1/A on November 4, 2008
(3) Filed previously with the Securities and Exchange Commission on Form S-1/A on February 20, 2009

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Reno, Nevada, on April 28, 2009.

TRAILERDRAGON, INC.

By: /s/ Autumn Bunker
Autumn Bunker
Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Autumn Bunker as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

TRAILERDRAGON, INC.

By: /s/ Autumn Bunker
Autumn Bunker
Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director
Date: April 28, 2009.